Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE		4 West Second Street Riverhead, NY 11901 (631) 727-5667 (Voice) - (631) 727-3214 (FAX) invest@suffolkbancorp.com
Contact:	Douglas Ian Shaw Corporate Secretary (631) 727-5667

SUFFOLK BANCORP ANNOUNCES EARNINGS FOR THE THIRD QUARTER OF 2010

Riverhead, New York, October 15, 2010 — Suffolk Bancorp (NASDAQ - SUBK) today released the results of its operations during the third quarter of 2010. Earnings-per-share were $0.49, a decrease of 22.2 percent from $0.63 during the comparable period of 2009. Net income was $4,688,000, down 22.2 percent from $6,028,000 during the same quarter last year. Earnings-per-share for the year to date were $1.14, down 37.0 percent from $1.81 a year ago. Net income for the year to date was $11,012,000, down 36.7 percent from $17,395,000 posted during the first nine months of 2009. A detailed financial summary follows the text.

J. Gordon Huszagh, President and Chief Executive Officer remarked, “We remain pleased by Suffolk Bancorp’s financial performance relative to our peer group. Return on average equity was 12.85 percent, below our historic norms, but 4.8 times the average of 2.65 percent for our peer group at the end of the second quarter, the most recent period for which peer information is available. Return on average assets was 1.11 percent, or 3.5 times the peer average of 0.32. Our net interest margin was 5.13 percent, among the widest in the industry owing to the continuing low cost of funds. We accomplished this despite a quarterly provision for loan losses of $2,625,000 which was 2.7 times the provision for loan losses made during the same quarter last year, and increasing the total risk-based capital ratio to 12.82 percent at September 30, 2010 from 11.73 percent at September 30, 2009.”

Mr. Huszagh went on to say, “While the provision is down from last quarter, I think it would be premature to characterize that improvement as a trend. We have several times offered our best understanding of both reasons for and timing of declines in the quality of our assets, noting the effect of the prolonged slump in the economy on some of our borrowers. We have also noted that Suffolk’s performance is tied primarily to Main Street and not Wall Street, and we will work diligently with our customers towards the best possible outcomes, both for them and for our Bank.”

He continued, “As I have for several years now, I would like to provide additional information regarding the quality of our assets. Non-performing loans amounted to $36,577,000, or 3.20 percent of total loans at September 30, 2010; up from $36,097,000, or 3.11 percent of total loans at June 30, 2010, and $24,100,000 or 2.15 percent of total loans at this time last year. This continues to compare favorably to the average of our peer group which was 3.51 percent of total loans at June 30, 2010, the most recent period for which information is

PRESS RELEASE October 15, 2010 Page 2 of 5

available. The actual exposure that presents to Suffolk is as follows: of the $36,577,000 of non-performing loans, $33,529,000 is secured by collateral valued at about $60,536,000 having a cumulative loan-to-value of approximately 55 percent. The unsecured portion of $3,048,000 amounts to 27 basis points (27/10,000ths) of net loans at quarter end. However, I want to remind investors that of the $36,577,000 in non-performing loans, $7,765,000 represents credit to one borrower which, as mentioned previously, in consultation with the primary regulator of Suffolk County National Bank, our banking subsidiary, we determined to place on non-accrual status, although all payments are current and have been since inception, and has a ratio of loan-to-recently-appraised-value (June 2010) of 59.7 percent. Without this credit, non-performing assets would have decreased to $28,812,000 or 2.52 percent of total loans.”

Mr. Huszagh remarked, “While we do take pride in what we have been able to accomplish in comparison to our peers in a difficult economy, we want to emphasize that the next several years will be very challenging. It is now quite a number of quarters during which it has been difficult to divine a direction in the economy. Technical indicators suggest that the economy started to grow as much as a year ago, but unemployment remains stubbornly high, and with interest rates at historic lows sustained over an increasing span of time, margins in banking generally have come under pressure. Most economists see considerable excess capacity in many sectors of the economy. It will take quite a lot of additional growth to absorb it and return business and consumers to spending, an important component of the economy of the twenty-first century. We are also anticipating a significant increase in regulatory scrutiny and we believe the costs of regulatory compliance at Suffolk will increase substantially in the future.”

Suffolk Bancorp is a one-bank holding company engaged in the commercial banking business through Suffolk County National Bank (“SCNB”), a full-service commercial bank headquartered in Riverhead, New York. Organized in 1890, SCNB has 29 offices in Suffolk County, New York.

Information regarding Suffolk Bancorp’s peer group was drawn from Federal Financial Institutions Examination

Council - Uniform Bank Performance Report as of June 30, 2010 - Insured commercial banks having assets between

$1 billion and $3 billion.

Safe Harbor Statement Pursuant to the Private Securities Litigation Reform Act of 1995

This press release may include statements which look to the future. These can include remarks about Suffolk Bancorp, the banking industry, and the economy in general. These remarks are based on current plans and expectations. They are subject, however, to a variety of uncertainties that could cause future results to vary materially from Suffolk’s historical performance, or from current expectations. Factors affecting Suffolk Bancorp include particularly, but are not limited to: changes in interest rates; increases or decreases in retail and commercial economic activity in Suffolk’s market area; variations in the ability and propensity of consumers and businesses to borrow, repay, or deposit money, or to use other banking and financial services; and regulatory actions and changes in government regulations.

PRESS RELEASE October 15, 2010 Page 3 of 5

STATISTICAL SUMMARY

(unaudited, in thousands of dollars except for share and per share data)

	3rd Qtr 2010	3rd Qtr 2009	Change	9 Mos. 2010	9 Mos. 2009	Change
EARNINGS
Earnings-Per-Share - Basic	$0.49	$0.63	(22.2%)	$1.14	$1.81	(37.0%)
Cash Dividends-Per-Share	0.22	0.22	0.0%	0.66	0.66	0.0%
Net Income	4,688	6,028	(22.2%)	11,012	17,395	(36.7%)
Net Interest Income	19,367	18,474	4.8%	57,957	55,522	4.4%
AVERAGE BALANCES
Average Assets	$1,692,499	$1,683,916	0.5%	$1,712,563	$1,656,210	3.4%
Average Net Loans	1,123,851	1,109,161	1.3%	1,139,414	1,105,224	3.1%
Average Investment Securities	461,833	422,680	9.3%	462,201	430,022	7.5%
Average Interest-Earning Assets	1,590,211	1,587,600	0.2%	1,607,497	1,560,306	3.0%
Average Deposits	1,460,000	1,436,122	1.7%	1,426,597	1,358,329	5.0%
Average Borrowings	55,554	91,637	(39.4%)	110,445	141,290	(21.8%)
Average Interest-Bearing Liabilities	991,869	1,018,949	(2.7%)	1,042,415	1,029,022	1.3%
Average Equity	145,916	124,664	17.0%	141,038	120,214	17.3%
RATIOS
Return on Average Equity	12.85%	19.34%	(33.6%)	10.41%	19.29%	(46.0%)
Return on Average Assets	1.11%	1.43%	(22.4%)	0.86%	1.40%	(38.6%)
Average Equity/Assets	8.62%	7.40%	16.5%	8.24%	7.26%	13.5%
Net Interest Margin (FTE)	5.13%	4.89%	4.9%	5.06%	4.98%	1.6%
Efficiency Ratio	59.10%	56.66%	4.3%	56.73%	56.74%	(0.0%)
Tier 1 Leverage Ratio Sept.30	8.49%	8.00%	6.1%
Tier 1 Risk-based Capital Ratio Sept.30	11.56%	10.76%	7.4%
Total Risk-based Capital Ratio Sept.30	12.82%	11.73%	9.3%
ASSET QUALITY
during period:
Net Charge-offs	$1,526	$131	1,064.9%	$4,864	$334	1,356.3%
Net Charge-offs/Average Net Loans (annualized)	0.54%	0.05%	980.0%	0.57%	0.04%	1,325.0%
at end of period:
Loans Not Accruing Interest/Loans Past Due 90 Days	$36,577	$14,025	160.8%
Restructured Loans Past Due 90 Days	—	10,075	(100.0%)
Foreclosed Real Estate (“OREO”)	—	—	—
Total Non-performing Assets	36,577	24,100	51.8%
Allowance/Non-performing Assets	60.05%	48.61%	23.5%
Allowance/Loans, Net of Discount	1.92%	1.04%	84.6%
Net Loans/Deposits	75.91%	78.85%	(3.7%)
EQUITY
Shares Outstanding	9,665,245	9,607,360	0.6%
Common Equity	$151,453	$133,366	13.6%
Book Value Per Common Share	15.67	13.88	12.9%
Tangible Common Equity	150,639	132,552	13.6%
Tangible Book Value Per Common Share	15.59	13.80	13.0%
LOAN DISTRIBUTION
at end of period:
Commercial, Financial & Agricultural Loans	$255,476	$236,195	8.2%
Commercial Real Estate Mortgages	422,230	366,727	15.1%
Real Estate - Construction Loans	103,578	135,526	(23.6%)
Residential Mortgages (1st and 2nd Liens)	203,847	215,782	(5.5%)
Home Equity Loans	85,800	82,470	4.0%
Consumer Loans	69,991	83,220	(15.9%)
Other Loans	944	1,428	(33.9%)

Total Loans (Net of Unearned Discounts)	$1,141,866	$1,121,349	1.8%

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CONSOLIDATED STATEMENTS OF CONDITION

(unaudited, in thousands of dollars except for share and per share data)

	September 30,
	2010	2009	Change
ASSETS
Cash & Due From Banks	$58,028	$39,320	47.6%
Federal Reserve Bank Stock	652	652	0.0%
Federal Home Loan Bank Stock	3,531	6,145	(42.5%)
Investment Securities:
Available for Sale, at Fair Value	446,399	453,711	(1.6%)
Obligations of States & Political Subdivisions, Held to Maturity	10,050	14,353	(30.0%)
Corporate Bonds & Other Securities	100	100	0.0%

Total Investment Securities	456,549	468,164	(2.5%)
Total Loans	1,141,866	1,121,348	1.8%
Allowance for Loan Losses	21,964	11,716	87.5%

Net Loans	1,119,902	1,109,632	0.9%
Premises & Equipment, Net	22,368	23,523	(4.9%)
Accrued Interest Receivable, Net	7,895	7,935	(0.5%)
Goodwill	814	814	0.0%
Other Assets	20,186	15,631	29.1%

TOTAL ASSETS	$1,689,925	$1,671,816	1.1%

LIABILITIES & STOCKHOLDERS’ EQUITY
Demand Deposits	$521,527	$495,991	5.1%
Saving, N.O.W. & Money Market Deposits	629,126	572,247	9.9%
Time Certificates of $100,000 or More	214,064	230,205	(7.0%)
Other Time Deposits	110,561	108,812	1.6%

Total Deposits	1,475,278	1,407,255	4.8%
Federal Funds Purchased	—	1,400	(100.0%)
Federal Home Loan Bank Borrowings	40,000	101,900	(60.7%)
Dividend Payable on Common Stock	2,126	2,114	0.6%
Accrued Interest Payable	650	906	(28.3%)
Other Liabilities	20,418	24,875	(17.9%)

TOTAL LIABILITIES	1,538,472	1,538,450	0.0%

STOCKHOLDERS’ EQUITY
Common Stock (par value $2.50; 15,000,000 shares authorized; 9,665,245 and 9,607,360 shares outstanding at September 30, 2010 and 2009, respectively)	34,169	34,010	0.5%
Surplus	22,784	21,437	6.3%
Treasury Stock at Par (4,002,158 and 3,996,878 shares, respectively)	(10,005)	(9,992)	0.1%
Retained Earnings	97,660	90,116	8.4%

	144,608	135,571	6.7%
Accumulated Other Comprehensive Income (Loss), Net of Tax	6,845	(2,205)	(410.4%)

TOTAL STOCKHOLDERS’ EQUITY	151,453	133,366	13.6%

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,689,925	$1,671,816	1.1%

PRESS RELEASE October 15, 2010 Page 5 of 5

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands of dollars except for share and per share data)

	For the 3 Months Ended			For the Year to Date
	9/30/10	9/30/09	Change	2010	2009	Change
INTEREST INCOME
Federal Funds Sold & Interest from Bank Deposits	$3	$44	(93.2%)	$8	$48	(83.3%)
United States Treasury Securities	71	94	(24.5%)	213	292	(27.1%)
Obligations of States & Political Subdivisions	1,979	1,804	9.7%	5,818	5,254	10.7%
Mortgage-Backed Securities	1,888	1,836	2.8%	5,957	5,382	10.7%
U.S. Government Agency Obligations	202	354	(42.9%)	607	1,797	(66.2%)
Corporate Bonds & Other Securities	95	123	(22.8%)	320	334	(4.2%)
Loans	17,464	17,261	1.2%	52,545	52,137	0.8%

Total Interest Income	21,702	21,516	0.9%	65,468	65,244	0.3%
INTEREST EXPENSE
Saving, N.O.W. & Money Market Deposits	827	934	(11.5%)	2,551	2,732	(6.6%)
Time Certificates of $100,000 or more	709	960	(26.1%)	2,271	2,591	(12.4%)
Other Time Deposits	436	584	(25.3%)	1,365	2,002	(31.8%)
Federal Funds Purchased & Repurchase Agreements	—	—	—	2	120	(98.3%)
Interest on Borrowings	363	564	(35.6%)	1,322	2,277	(41.9%)

Total Interest Expense	2,335	3,042	(23.2%)	7,511	9,722	(22.7%)
Net-interest Income	19,367	18,474	4.8%	57,957	55,522	4.4%
Provision for Loan Losses	2,625	975	169.2%	14,445	3,000	381.5%

Net-interest Income After Provision	16,742	17,499	(4.3%)	43,512	52,522	(17.2%)
OTHER INCOME
Service Charges on Deposit Accounts	1,215	1,354	(10.3%)	3,745	4,019	(6.8%)
Other Service Charges, Commissions & Fees	1,007	929	8.4%	2,591	2,586	0.2%
Fiduciary Fees	243	237	2.5%	760	779	(2.4%)
Net Securities Gains	—	—	—	12	—	100.0%
Other Operating Income	202	246	(17.9%)	689	969	(28.9%)

Total Other Income	2,667	2,766	(3.6%)	7,797	8,353	(6.7%)
OTHER EXPENSE
Salaries & Employee Benefits	7,457	7,190	3.7%	21,682	20,892	3.8%
Net Occupancy Expense	1,336	1,250	6.9%	4,030	3,837	5.0%
Equipment Expense	511	586	(12.8%)	1,576	1,719	(8.3%)
FDIC Assessments	862	517	66.7%	2,089	2,202	(5.1%)
Other Operating Expense	2,855	2,491	14.6%	7,926	7,591	4.4%

Total Other Expense	13,021	12,034	8.2%	37,303	36,241	2.9%
Income Before Provision for Income Taxes	6,388	8,231	(22.4%)	14,006	24,634	(43.1%)
Provision for Income Taxes	1,700	2,203	(22.8%)	2,994	7,239	(58.6%)

NET INCOME	$4,688	$6,028	(22.2%)	$11,012	$17,395	(36.7%)

Average:
Common Shares Outstanding	9,662,328	9,607,023	0.6%	9,649,550	9,598,583	0.5%
Dilutive Stock Options	5,667	19,286	(70.6%)	6,408	17,976	(64.4%)

Average Total	9,667,995	9,626,309	0.4%	9,655,958	9,616,559	0.4%
EARNINGS PER COMMON SHARE
Basic	$0.49	$0.63	(22.2%)	$1.14	$1.81	(37.0%)
Diluted	$0.48	$0.63	(23.8%)	$1.14	$1.81	(37.0%)